SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Definitive Proxy Statement
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Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                SYSTEMAX INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Systemax Inc.
22 Harbor Park Drive
Port Washington, New York 11050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 14, 2002

To Holders of Common Stock of Systemax Inc.:

          The 2002 Annual Meeting of the Stockholders of Systemax Inc. (the "Company") will be held at the offices of the Company, 11 Harbor Park Drive, Port Washington, New York on Tuesday, May 14, 2002 at 2:00 p.m. for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect the Company's Board of Directors.

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2002.

3.	To transact such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on April 15, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

           Stockholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

          If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

           Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

Sincerely, CURT S. RUSH, General Counsel and Secretary

Port Washington, New York
April 21, 2002

Systemax Inc.
22 Harbor Park Drive
Port Washington, New York 11050

PROXY STATEMENT

Introduction

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Systemax Inc., a Delaware corporation (the "Company"), for the 2002 Annual Meeting of Stockholders of the Company on May 14, 2002. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 21, 2002 to stockholders of record as of the close of business on April 15, 2002. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Company's Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 Attention: Proxy Department, in writing, or by executing a subsequent proxy, which revokes your previously executed proxy.

          The Company's principal executive offices are located at 22 Harbor Park Drive, Port Washington, New York 11050.

Voting of Proxies

           Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted for proposals 1 and 2. Under the Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and the Company's By-Laws, (1) the affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required to elect or reelect a nominated director, and (2) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, at a meeting at which a quorum is present will be required in order to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2002.

          A quorum is representation in person or by proxy at the Annual Meeting of at least a majority of the outstanding shares of common stock of the Company. Abstentions will be treated as votes cast on particular matters as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker non-votes will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote, but will be treated as shares present or represented for purposes of establishing a quorum.

          A list of stockholders of the Company satisfying the requirements of Section 219 of the Delaware General Corporation Law shall be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company at least ten days prior to the Annual Meeting.

          On April 15, 2002, the record date for the 2002 Annual Meeting, there were outstanding and entitled to vote 34,104,290 shares of Common Stock of the Company entitled to one vote per share.

           Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

1. Election of Directors

          At the meeting, seven directors are to be elected to serve until their successors have been elected and qualified. Information regarding such nominees is set forth below.

          The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the other Board nominees and, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

Nominees

           Richard Leeds was appointed Chairman of the Board and Chief Executive Officer of the Company in April 1995. From April 1995 to February 1996 Mr. Leeds also served as Chief Financial Officer of the Company. Mr. Leeds joined the Company in 1982 and since 1984 has served in various executive capacities. Mr. Leeds graduated from New York University in 1982 with a B.S. in Finance. Richard Leeds is the brother of Bruce and Robert Leeds.

           Bruce Leeds was appointed Vice Chairman of the Board in April 1995. Mr. Leeds has served as President of International Operations since 1990. Mr. Leeds joined the Company in 1977 after graduating from Tufts University with a B.A. in Economics and since 1982 has served in various executive capacities.

           Robert Leeds was appointed Vice Chairman and President of Domestic Operations in April 1995. Since 1982 Mr. Leeds has served in various executive capacities with the Company. Mr. Leeds graduated from Tufts University in 1977 with a B.S. in Computer Applications Engineering and joined the Company in the same year.

           Robert Dooley was appointed as a Director of the Company in April 1995. Mr. Dooley has been a Senior Vice President, Worldwide Computer Sales and Marketing, of the Company or the Predecessor Companies since 1990. Mr. Dooley joined the Company in 1982, and since 1983 he has worked as Senior Marketing Executive for computer related products. Mr. Dooley graduated from Rensselaer Polytechnic Institute in 1976 with a B.S. in Physics.

           Robert D. Rosenthal was appointed as a Director of the Company in July 1995. Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors, Inc., which he co-founded in 1983. From July 1971 until September 1983, Mr. Rosenthal held increasingly responsible positions at Entenmann's Inc., eventually becoming Executive Vice President and Chief Operating Officer. Mr. Rosenthal is a 1971 cum laude graduate of Boston University and a 1974 graduate of Hofstra University Law School.

           Stacy S. Dick was appointed as a Director of the Company in November 1995. In March 2001 Mr. Dick became Chief Executive Officer of Continuation Investments. From August 1998 to March 2001 Mr. Dick was a principal of Evercore Partners, an investment banking firm. From 1992 until July 1998 Mr. Dick held increasingly responsible positions at Tenneco Inc., eventually becoming Executive Vice President of Tenneco Inc. Prior to joining Tenneco Inc. he was a Managing Director of The First Boston Corporation, a position he held beginning in 1989. Mr. Dick graduated from Harvard University with an AB degree magna cum laude in 1978 and received a Ph.D. in Business Economics from Harvard in 1983.

          Ann R. Leven was appointed as a Director of the Company in May 2001. Ms. Leven served as Treasurer and Chief Fiscal Officer of the National Gallery of Art in Washington D.C. from December 1990 to October 1999. From August 1984 to December 1990 she was Chief Financial Officer of the Smithsonian Institution. Ms. Leven has been a director of the Delaware Investment's Family of Mutual Funds since September 1989. Since December 1999 Ms. Leven has been a director of Recoton Corporation, a public company which develops and markets consumer electronics, audio, video and computer gaming products. From 1975 to 1993 Ms. Leven taught business strategy and administration at the Columbia University Graduate School of Business. She received an M.B.A. degree from Harvard University in 1964.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Board Meetings; Committees of the Board

           During the year 2001 the Board of Directors held seven meetings, the Audit Committee held four meetings and the Compensation Committee held one meeting. All of the Directors attended all of the meetings of the Board and the respective committees of the Board of which they are members.

          The Board of Directors has the following standing committees:

          Audit Committee

          The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. As part of its activities the Audit Committee meets with the Company's independent accountants at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results, recommends to the Board the independent accountants to be retained by the Company, and receives and considers the accountants' comments as to internal controls, accounting staff, management performance and auditing procedures. The Board of Directors adopted an Audit Committee Charter in the year 2000. A copy of the Audit Committee Charter is attached as Annex A to the proxy statement for the 2001 Annual Meeting of Stockholders. The rules of the Securities and Exchange Commission require that the Company attach a copy of such Charter to the proxy statement at least once every three years. The members of the Committee are Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven. Each of the members of this committee meets the standards for independence and experience required by the New York Stock Exchange.

           Compensation Committee

          The Compensation Committee reviews and approves the remuneration arrangements for the officers and directors of the Company and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options. Stock option grants to officers and directors must also be approved by the Board of Directors. The members of the Compensation Committee are Messrs. Robert Leeds, Robert D. Rosenthal and Stacy S. Dick.

           Compensation of Directors

          The Company's policy is not to pay compensation to Directors who are also employees of the Company. Each Director who is not an employee of the Company is paid a fee of $7,500 per year and $2,000 for each meeting of the Board of Directors in which the Director participates. During 2001, Mr. Dick and Mr. Rosenthal received options to purchase 2,000 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors.

REPORT OF THE AUDIT COMMITTEE *

          The Audit Committee of the Board of Directors of the Company operates under its charter, as adopted by the Board of Directors in Year 2000. Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's policies and legal requirements. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon; they also perform unaudited reviews of the Company's quarterly financial statements. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full board. The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight functions, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by Company management and by the independent auditors.

          The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001 with representatives of management, who represented that the Company's consolidated financial statements for fiscal 2001 were prepared in accordance with generally accepted accounting principles. It has also discussed with Deloitte & Touche LLP, the Company's independent auditors, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 ("Communication with Audit Committees"). The Committee has also received from Deloitte & Touche LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has had a discussion with them regarding their independence.

           Based on the review of the representations of management, the discussions with management and the independent accountants and the review of the report of the independent auditors to the committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended December 31, 2001 as audited by Deloitte & Touche LLP be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Stacy S. Dick Robert D. Rosenthal Ann R. Leven

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "soliciting material" or filed under such Acts.

Executive Officers

          The following table sets forth certain information with respect to the executive officers of the Company as of April 15, 2002.

Name	Age	Office

Richard Leeds	42	Chairman and Chief Executive Officer

Bruce Leeds	46	Vice Chairman and President of International Operations

Robert Leeds	46	Vice Chairman and President of Domestic Operations

Robert Dooley	46	Director and Senior Vice President - Worldwide Computer Sales and Marketing

Steven M. Goldschein	56	Senior Vice President and Chief Financial Officer

Michael J. Speiller	48	Vice President and Controller

Curt S. Rush	48	General Counsel and Secretary

Leslie Biggs	58	Vice President of European Operations

          For information on Richard Leeds, Bruce Leeds, Robert Leeds and Robert Dooley, see page 2.

           Steven M. Goldschein joined the Company in December 1997 and was appointed Senior Vice President and Chief Financial Officer of the Company in January, 1998. From 1982 through December 1997 Mr. Goldschein was Vice President-Administration and Chief Financial Officer of Lambda Electronics Inc. From 1980 through 1982 he was that company's Corporate Controller. Prior to that time he was a Senior Manager with the accounting firm of Ernst & Young. Mr. Goldschein is a 1968 graduate of Michigan State University and a Certified Public Accountant in New York.

           Michael J. Speiller has been Vice President and Controller since October 1998. From December 1997 through September 1998 Mr. Speiller was Vice President and Chief Financial Officer of Lambda Electronics Inc. From 1982 through 1997 he was Vice President and Controller of Lambda Electronics Inc. From 1980 through 1982 he was a divisional controller for that company. Prior to that he was an auditor with the accounting firm of Ernst & Young. Mr. Speiller graduated in 1976 with a B.S. degree in Public Accounting from the State University of New York at Albany and is a Certified Public Accountant in New York.

          Curt S. Rush has been General Counsel to the Company since September 1996 and was appointed Secretary of the Company in October 1996. Prior to joining the Company, Mr. Rush was employed from 1993 to 1996 as Corporate Counsel to Globe Communications Corp. and from 1990 to 1993 as Corporate Counsel to the Image Bank, Inc. Mr. Rush graduated from Hunter College in 1981 with a B.A. degree in Philosophy and graduated cum laude from Brooklyn Law School in 1984 where he was editor of the Law Review. He was admitted to the Bar of the State of New York in 1985.

           Leslie Biggs has been Commercial and Financial Director of European Operations since March 1992, when the Company acquired Misco. Mr. Biggs joined Misco in April 1990 as Financial Director. Prior to such time, Mr. Biggs was Group Financial Controller of Electrocomponents plc, a large United Kingdom public company and was a director of several of their domestic and overseas operations. Mr. Biggs graduated from Kilburn Polytechnic and qualified as a Chartered Secretary in 1967.

Stock Ownership of Certain Beneficial Owners and Management

          The following table provides certain information regarding the beneficial ownership of the Company's Common Stock as of April 15, 2002 by (i) each of the Company's directors and officers listed in the summary compensation table, (ii) all directors and executive officers as a group and (iii) each person known to the Company to be the beneficial owner of 5% or more of any class of the Company's voting securities.

                                                                               Amount             Percent
                                                                           and Nature of             of
                                                                       Beneficial Ownership (1)    Class
                                                                       --------------------        -----
      Directors and Executive Officers
      Richard Leeds (2)..............................................      10,503,236              30.8%
      Bruce Leeds (3)................................................       8,665,153              25.4%
      Robert Leeds (4)...............................................       8,665,155              25.4%
      Robert Dooley (5)..............................................         104,200                *
      Stacy S. Dick (6)..............................................          11,500                *
      Robert D. Rosenthal (6)........................................          29,500                *
      Ann R. Leven...................................................           1,000                *
      Steven M. Goldschein (7).......................................          43,375                *
      All current directors and executive
       officers of the Company (11 persons) .........................      24,294,151              71.2%

      Five Percent or Greater Stockholders
      Dimensional Fund   Advisors   Inc.(8)..........................       1,711,050               5.0%

(1)	As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise stated, each person owns the reported shares directly and has the sole right to vote and determine whether to dispose of such shares.

(2)	Includes 1,838,583 shares owned by a limited partnership of which Richard Leeds is the general partner. Also includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Richard Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Richard Leeds has an indirect pecuniary interest.

(3)	Includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Bruce Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Bruce Leeds has an indirect pecuniary interest.

(4)	Includes 1,515,412 shares owned by irrevocable trusts for the benefit of his brothers' children for which Robert Leeds acts as co-trustee and 494,800 shares owned by a limited partnership in which Robert Leeds has an indirect pecuniary interest.

(5)	Includes options to acquire 75,000 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plans.

(6)	Includes for each person options to acquire a total of 10,500 shares that are exercisable immediately pursuant to the terms of the Company's 1995 Stock Plan for Non-Employee Directors.

(7)	Includes options to acquire 29,375 shares that are currently exercisable pursuant to the terms of the Company's 1995 and 1999 Long-Term Stock Incentive Plan.

(8)	Based on a Schedule 13G for calendar year 2001 filed by Dimensional Fund Advisors Inc.

*	less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and any exchange on which the Company's securities may be traded. Officers, directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

           Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all such filing requirements for the year ended December 31, 2001 were complied with.

Certain Relationships and Related Transactions

          Leases

          The Company currently has leases for facilities in Port Washington, NY, with 2RB Associates Co. ("2RB") and Addwin Realty Associates ("Addwin"), entities owned by Richard Leeds, Bruce Leeds and Robert Leeds, directors of the Company and the Company's three senior executive officers and principal stockholders. Rent expense under all such leases aggregated $1.3 million for the year ended December 31, 2001.

           Stockholders Agreement

           Certain members of the Leeds family (including Richard Leeds, Bruce Leeds and Robert Leeds) and Leeds' family trusts entered into a Stockholders Agreement pursuant to which the parties to such agreement agreed to vote in favor of the nominees of the Board of Directors designated by the holders of a majority of the shares of Common Stock held by such stockholders. In addition, such agreement prohibits the sale of shares of Common Stock held by such stockholders without the consent of the holders of a majority of the shares held by all parties to such agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. Such agreement also grants certain drag-along rights in the event of the sale of all or a portion of the Common Stock held by holders of a majority of the shares held by such stockholders. As of December 31, 2001, the parties to the Stockholders Agreement beneficially owned 25,272,700 shares of Common Stock subject to such agreement (constituting approximately 74% of the Common Stock outstanding).

           Pursuant to the Stockholders Agreement, the Company granted to the then existing stockholders party to such agreement demand and incidental, or "piggy-back," registration rights with respect to the Common Stock. The demand registration rights generally provide that the holders of a majority of the shares held by such stockholders may require, subject to certain restrictions regarding timing and number of shares, that the Company register under the Securities Act all or part of the Common Stock held by such stockholders. Pursuant to the incidental registration rights, the Company is required to notify such stockholders of any proposed registration of the Common Stock under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of Common Stock held by it subject to certain restrictions. The Company has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with registrations of Common Stock pursuant to such agreement.

           Related Supplier

          One of the Company's suppliers is 50% owned by Richard Leeds, Bruce Leeds, Robert Leeds and other members of their immediate family. Purchases from this supplier were approximately $7.1 million for the year ended December 31, 2001 and the Company believes that those purchases were made at arms-length.

Compensation of Executive Officers

          The following table sets forth the compensation earned by the Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO for the years ended December 31, 1999, 2000 and 2001.

Summary Compensation Table

                                                                                                        Long-Term
                                                                        Annual Compensation           Compensation
                                                           --------------------------------------     ------------
                                                                                                       Securities
                                                                                      Other Annual     Underlying
Name and Principal Position                        Year        Salary          Bonus  Compensation(1)  Options (#)
-------------------------------------------------------------------------------------------------------------------

Richard Leeds                                      2001       $366,960           --       $2,900          none
  Chairman and Chief Executive Officer             2000        368,173           --        2,335          none
                                                   1999        350,000        $75,000      1,637          none

Bruce Leeds                                        2001       $366,960           --       $2,246          none
  Vice Chairman and President of                   2000        368,173           --        1,673          none
  International Operations                         1999        350,000        $75,000      1,673          none

Robert Leeds                                       2001       $366,960           --       $1,778          none
  Vice Chairman and President of                   2000        368,173           --        1,598          none
  Domestic Operations                              1999        350,000        $75,000      1,598          none

Robert Dooley                                      2001       $331,467           --       $4,514         100,000
  Director and Senior Vice President -             2000        319,762        $75,000      4,499          none
  Worldwide Computer Sales and Marketing           1999        303,940        100,000      4,770         100,000

Steven M. Goldschein                               2001       $353,885           --       $4,087          37,500
  Senior Vice President and Chief                  2000        342,422        $56,250      3,356          none
  Financial Officer                                1999        325,520         75,000      3,162          40,000

(1)	Includes the Company's pension and profit sharing plan contributions, automobile and gasoline allowance and excess life insurance coverage over $50,000.

Option Grants in Last Fiscal Year

                                     Individual Grants
                                     -----------------
                                          Percent of                                 Potential Realizable
                                            Total                                          Value at
                          Number of        Options                                      Assumed Annual
                         Securities       Granted to                                    Rates of Stock
                         Underlying       Employees     Exercise or                   Price Appreciation
                           Options        In Fiscal     Base Price     Expiration        For Option Term
      Name               Granted(#)          Year        ($/Share)        Date           5%($)   10%($)
      ----               ----------          ----       -----------    ----------        -----   ------

      Richard Leeds         --                --            --            --              --          --
      Bruce Leeds           --                --            --            --              --          --
      Robert Leeds          --                --            --            --              --          --
      Robert Dooley       100,000             --           $1.95        2/15/2011       $123,000    $311,000
      Steven M.            37,500             --           $1.95        2/15/2011        $46,000    $117,000
      Goldschein

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

                                                              Number of
                                                              Securities           Value of
                                                              Underlying          Unexercised
                                                             Unexercised         In-the-Money
                                                               Options              Options
                                  Shares                   at December 31,      at December 31,
                                 Acquired                      2001(#)               2001
                                    on         Value         Exercisable/        Exercisable/
     Name                      Exercise(#)  Realized($)     Unexercisable        Unexercisable
     ----                      -----------  -----------     -------------        -------------
     Richard Leeds                  -            -                -                    -
     Bruce Leeds                    -            -                -                    -
     Robert Leeds                   -            -                -                    -
     Robert Dooley                  -            -           50,000/400,000        -/$45,000
     Steven  M. Goldschein          -            -           20,000/152,500        -/$17,000

Compensation Committee Report to Stockholders

          The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The Compensation Committee of the Board of Directors is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the other executive officers.

          In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies and (3) reward executives for superior individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package may consist of a base salary, annual cash bonus compensation and stock-based long-term incentive awards.

           Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. At higher levels, however, individual and Company performance will be given greater weight, along with competitive considerations.

          In establishing annual bonuses, the Committee considers such factors relating to the Company's overall performance as it, in its discretion, considers to be appropriate and assigns such weight to each such factor as it considers to be appropriate. The Committee may also consider its assessment of each individual's contribution to the improvement of operating results, growth, profitability and efficient operation of the Company.

           Stock-based incentives, at the present time consisting of stock options granted at 100% or more of the stock's fair market value on the grant date, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and therefore, the return to the Company's stockholders. The vesting of certain executive stock options may be accelerated based upon the achievement of certain financial objectives by certain divisions of the Company. The number and timing of stock option grants are decided by the Committee based on its subjective assessment, with the advice of independent consultants, of prevailing levels of similar compensation among the Company's competitors. Stock option grants to officers and directors must be approved by the Board of Directors.

Robert Leeds Robert D. Rosenthal Stacy S. Dick

Compensation Committee Interlocks and Insider Participation

          The members of the Company's Compensation Committee for fiscal year 2001 were Robert Leeds, Robert D. Rosenthal and Stacy S. Dick. No members of the Compensation Committee other than Robert Leeds are employed by the Company. No director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission.

Stock Price Performance Graph

          The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          The graph below compares cumulative total return of the Company, the S & P 500 and the S & P Retail Index for the period beginning June 29, 1995 through December 31, 2001. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph and chart assumes that the value of the investment in the Company's Common Stock and for each index was $100 on June 29, 1995 and reflects reinvestment of dividends and market capitalization weighing.

2. Ratification of Independent Auditors

           Action is to be taken at the Annual Meeting to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 2002.

           Representatives of Deloitte & Touche LLP, which began serving as the Company's independent auditors in 1993, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Fees Billed to the Company by Deloitte & Touche LLP for Services During Fiscal 2001

           Audit Fees: Fees billed to the Company by Deloitte & Touche LLP for auditing the Company's annual financial statements for the Company's 2001 fiscal year and reviewing those financial statements included in the Company's quarterly reports on Form 10-Q for such year totaled $ 651,000.

           Financial Information Systems Design and Implementation Fees: There were no fees billed to the Company by Deloitte & Touche LLP for the Company's 2001 fiscal year regarding financial information systems design and implementation.

           All Other Fees: There were no other fees billed to the Company by Deloitte & Touche LLP for the Company's 2001 fiscal year.

          The Audit Committee of the Board of Directors has reviewed the services provided to the Company by Deloitte & Touche LLP and believes that the non-audit/review services which it has provided are compatible with maintaining the auditor's independence.

           Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2002, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

Solicitation of Proxies

          The cost of soliciting proxies for the 2002 Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for expenses in so doing. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Annual Report

          The Annual Report of the Company for the year ended December 31, 2001 was first mailed to all stockholders with this proxy statement.

Stockholder Proposals

          The Company's By-Laws require that stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the anniversary date of the immediately preceding annual meeting, or by March 16, 2003, to be considered for the 2003 Annual Meeting. The requirements for submitting such proposals are set forth in the Company's By-Laws.

           Stockholder proposals intended to be considered for inclusion in the Company's proxy statement for presentation at the 2002 Annual Meeting must be received by the Company by December 31, 2002.

Other Matters

          The Board of Directors does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

Financial Statements

           Reference is made to the Consolidated Financial Statements of the Company (including the independent auditors' report thereon and the notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations which are hereby incorporated by reference from the 2001 Annual Report enclosed with this Proxy Statement.

           A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT. AN ADDITIONAL COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. Such request should be sent to: SYSTEMAX INC., 22 Harbor Park Drive, Port Washington, New York 11050 Attention: Investor Relations or via email to investinfo@systemax.com.

SYSTEMAX INC.

P R O X Y

This Proxy Is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Curt Rush and Michael J. Speiller, and each of them, with power of substitution, attorneys and proxies to represent and vote all shares of Common Stock of Systemax Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Systemax Inc. to be held on May 14, 2002, at 2:00 p.m., local time, and at any adjournment or postponements thereof.

           Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

          The Proxy when properly executed will be voted in the manner directed herein by the under-signed stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees and FOR proposal 2.

(Continued and to be dated on signed on the reverse side)

Please sign, date and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
SYSTEMAX INC.

May 14, 2002

                                           Please Detach and Mail in the
                                                  Envelope Provided

                 Please mark
A     |X|        your votes as
                 in this example

             FOR ALL        WITHOLD
             NOMINEES      AUTHORITY
            LISTED AT       to vote
              RIGHT         for all
            (except as     nominees
           indicated to    listed at
          the contrary)      right                                                           FOR  AGAINST  ABSTAIN
1.               |_|          |_|   Nominees:  Richard Leeds   2.To consider and vote upon   |_|   |_|      |_|
  Election of                                  Bruce Leeds       a proposal to ratify the
  Directors                                    Robert Leeds      appointment of Deloitte
                                               Robert Dooley     & Touche LLP as the
                                               Robert Rosenthal  Company's independent
                                               Stacy S. Dick     auditors for fiscal 2002.
                                               Ann R. Leven
(INSTRUCTION:  To withhold authority
to vote for any individual nominee,
mark the "FOR" box and write that
nominee's name in the space provided
below:)
                                                               3.To transact such other business as may properly come
                                                                 before the meeting or any adjournments or postponements
                                                                 thereof.

                                                               (Please sign, date and return this proxy in the enclosed
                                                               postage pre-paid envelope.)

                                                                    Change of Address and or Comments Mark Here   |_|

Signature________________________________ Signature________________________________    Dated: ___________________. 2002

NOTE: The signature on this Proxy should correspond with the stockholder's name as printed above. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.